Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

August 21, 2025

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, GA 30024

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Femasys Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of (i) (A) up to 11,428,571 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”) or (B) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 11,428,571 shares (the “Pre-Funded Warrant Shares”) of Common Stock and (ii) common warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 11,428,571 shares (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Underlying Shares”, and the Underlying Shares, together with the Shares, the Pre-Funded Warrants and the Common Warrants, the “Securities”) of Common Stock in an underwritten offering, pursuant to the Registration Statement on Form S-1 (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on August 21, 2025. All of the Securities are to be sold by the Company as described in the Registration Statement. The term “Securities” shall include any additional shares of Common Stock or warrants to purchase shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities as set forth below.

In rendering this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement; (ii) the Company’s Eleventh Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 22, 2021; (iii) the Company’s Amended and Restated Bylaws, effective as of June 17, 2021, as amended on March 29, 2023; (iv) a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date; (v) a form of underwriting agreement to be entered into by and among the Company, JonesTrading Institutional Services LLC and Laidlaw & Company (UK) Ltd. (the “Underwriting Agreement”); (vi) the Pre-Funded Warrants; (vii) the Common Warrants; and (viii) resolutions of the board of directors of the Company, evidencing corporate action of the Company authorizing the issuance and sale of the Securities.

Femasys Inc. August 21, 2025 Page 2

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

We have further assumed that the Securities will be issued and sold in the manner stated in the Registration Statement, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or “Blue Sky” laws of various states and the terms and conditions of the Underwriting Agreement.

Based upon and subject to the foregoing, we are of the opinion that, when the price at which the Securities are to be sold has been approved by or on behalf of the board of directors of the Company and when the Registration Statement has been declared effective by the Commission, (i) the Shares, when duly issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus that is a part of the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and sold by the Company and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Underlying Shares, when duly registered on the books of the transfer agent and registrar in the name and on behalf of the holders and when issued and delivered by the Company upon exercise and payment of the exercise price of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are based solely upon the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Securities).

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Securities. We further consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit hereby that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Femasys Inc. August 21, 2025 Page 3

This Opinion is furnished to you in connection with the closing of the offer and sale of the Securities and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This Opinion is furnished as of the date hereof and we disclaim any undertaking to update this Opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP